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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 45 TO

                      REGISTRATION STATEMENT NUMBER 2-55252

                        SERIES D-1 INVESTMENT CERTIFICATE

               (FORMERLY SINGLE-PAYMENT CERTIFICATES, SERIES D-1)

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             IDS CERTIFICATE COMPANY
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                 (IDS Certificate Company effective April 1984)
               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                  41-6009975
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                      (I.R.S. Employer Identification No.)

               IDS Tower 10, Minneapolis, MN 55440, (612) 671-3131
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         (Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

   Bruce A. Kohn - IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-2221
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 45 TO
                       REGISTRATION STATEMENT NO. 2-55252

Cover Page

Prospectus

Part II Information

Signatures

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PART I. PROSPECTUS

The prospectus was filed with Post-Effective Amendment No. 44 to Registration Statement No. 2-55252.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

1995                   IDS Special Deposits                    $56,855,953.53
1996                   IDS Special Deposits*                    41,064,846.74
1997                   American Express Special Deposits       182,788,631.00
1998                   American Express Special Deposits        91,416,078.00

* Renamed American Express Special Deposits in April 1996.

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $172,633.41 in 1995, $301,946.44 in 1996, $592,068.70 in 1997
and 967,791.95 in 1998.

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(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to Registration Statement No. 33-26844, is incorporated herein by reference.

         2.                Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

                  (b) Certificate of Amendment, dated February 29,1984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

                  (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

                  (d) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective
                           Amendment No. 10 to Registration Statement No. 2-89507, are incorporated herein by reference.

         4.                Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered is filed electronically herewith.

         6. through 9. -- None.

         10.      (a)      Investment Advisory and Services Agreement between
                           Registrant and IDS/American Express Inc. dated
                           January 12, 1984, filed as Exhibit 10(a) to
                           Registration Statement No. 2-89507, is incorporated herein by reference.

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                  (b)      Depositary and Custodial  Agreement  dated  September
                           30, 1985 between IDS Certificate Company and IDS Trust Company, filed as Exhibit 10(b) to Registrant's
                           Post-Effective   Amendment  No.  3  to   Registration
                           Statement No. 2-89507, is incorporated herein by reference.

                  (c) Foreign Deposits Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No.
                           33-26844, is incorporated herein by reference.

                  (d) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (e) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                  (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

                  (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(d) to Post-Effective
                           Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co.
                           (USA) International, filed electronically as Exhibit 16(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (i) Consulting Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 incorporated herein by reference.

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                  (j)      Letter   amendment  dated  January  9,  1997  to  the
                           Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 16(j) to Post-Effective
                           Amendment  No.  40  to  Registration   Statement  No.
                           2-55252, is incorporated herein by reference.

                  (k)      Form of Letter  amendment  dated April 7, 1997 to the
                           Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically herewith as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26044, is incorporated herein by reference.

                  (l) Form of Selling Agent Agreement, dated March __, 1999 between American Express Financial Advisors Inc. and Securities America Inc., filed electronically as
                           Exhibit 10 (k) to Post-Effective Amendment No. 24 to Registration Statement 33-22503, is incorporated herein by reference.

         11. through 22. -- None.

                  23. Consent of Independent Auditors Report filed electronically as Exhibit 23 to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252 is incorporated herein by reference.

         24.               (a) Officers' Power of Attorney,  dated Sept. 8, 1998
                           filed    electronically    as   Exhibit    24(a)   to
                           Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

                           (b) Directors' Power of Attorney, dated Oct. 14, 1998
                            filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503, is incorporated herein by reference.

         25. through 27. -- None.

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(b)      The financial  statement  schedules for IDS  Certificate  Company filed electronically as Exhibit 16(b) in  Post-Effective  Amendment No. 44 to
         Registration   Statement  No.  2-55252  are   incorporated   herein  by
         reference.

         Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of IDS Financial Services Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 26th day of April, 1999.

IDS CERTIFICATE COMPANY



                                             By: /s/ Paula R. Meyer*
                                                     Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities on the 26th day of April, 1999.


Signature                                 Capacity

/s/ Paula R. Meyer* **                    President and Director
Paula R. Meyer                            (Principal Executive Officer)

/s/ Jeffrey S. Horton*                    Vice President and Treasurer
Jeffrey S. Horton                         (Principal Accounting Officer)

/s/ Jay C. Hatlestad*                     Vice President and Controller
Jay C. Hatlestad                          (Principal Accounting Officer)

__________________                        Director
Rodney P. Burwell

/s/ David R. Hubers**                     Director
David R. Hubers

/s/ Charles W. Johnson**                  Director
Charles W. Johnson

____________________                      Director
Jean B. Keffeler

/s/ Richard W. Kling**_                   Director
Richard W. Kling

____________________                      Director
Thomas R. McBurney


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*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





/s/Bruce A. Kohn
Bruce A. Kohn


**Signed  pursuant to Directors'  Power of Attorney dated October 14, 1998 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.





/s/Bruce A. Kohn
Bruce A. Kohn